Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-17941, 333-79895, 333-68130, 333-90840, 333-119850, 333-129421, 333-153852 and 333-184158 on Form S-8, and Registration Statement No. 333-180908 on Form S-3 of Boyd Gaming Corporation of our report dated March 29, 2012, relating to the consolidated financial statements of Peninsula Gaming, LLC and subsidiaries appearing in the Annual Report on Form 10-K of Peninsula Gaming, LLC for the year ended December 31, 2011.

/s/ DELOITTE & TOUCHE LLP

Davenport, Iowa

February 6, 2013